UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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☐	Soliciting Material Pursuant to Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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INLAND REAL ESTATE INCOME TRUST, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 16, 2016
Time:	10:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland Real Estate Income Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(800) 826-8228

Notice of Annual Meeting of Stockholders
to be held
June 16, 2016

Dear Stockholder:

Our annual stockholders’ meeting will be held on June 16, 2016, at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523. At our annual meeting, we will ask you to consider and vote upon:

1.	A proposal to elect seven directors;
2.	A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	A proposal to approve the Employee and Director Restricted Share Plan of Inland Real Estate Income Trust, Inc.; and
4.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

If you were a stockholder of record at the close of business on March 28, 2016, you may vote in person at the annual meeting and any postponements or adjournments of the meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or authorize a proxy by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

Cathleen M. Hrtanek
Secretary

April 4, 2016

Table of Contents

Page

INFORMATION ABOUT THE ANNUAL MEETING	2
Information About Attending the Annual Meeting	2
Information About Voting	2
Information Regarding Tabulation of the Vote	3
Quorum Requirement	3
Information About Vote Necessary for Action to be Taken	3
Broker Non-Votes	4
Costs of Proxies	4
Other Matters	5
Important Notice Regarding the Availability of Proxy Materials	5
STOCK OWNERSHIP	6
Stock Owned by Certain Beneficial Owners and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	7
Interest of Certain Persons in Matters to Be Acted On	7
CORPORATE GOVERNANCE PRINCIPLES	8
Independence	8
Board Leadership Structure and Risk Oversight	9
Communicating with Directors	9
Committees of our Board of Directors	10
Code of Ethics	11
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	12
Independent Director Compensation	18
Meetings of the Board of Directors, Committees and Stockholders	18
EXECUTIVE COMPENSATION	19
Executive Officers	19
Compensation of Executive Officers	21
Certain Relationships and Related Transactions	21
Policies and Procedures with Respect to Related Party Transactions	27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	27
AUDIT COMMITTEE REPORT	28
PROPOSAL NO. 2 – RATIFY SELECTION OF KPMG LLP	30
Fees to Independent Registered Public Accounting Firm	30
Approval of Services and Fees	31
PROPOSAL NO. 3 – APPROVE EMPLOYEE AND DIRECTOR RESTRICTED SHARE PLAN	32
STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING	40
Recommendations for Director Candidates	40
Other Stockholder Proposals	40

This proxy statement contains information related to the annual meeting of stockholders to be held June 16, 2016, beginning at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about April 8, 2016.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

The board of directors of Inland Real Estate Income Trust, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), a Maryland corporation, is soliciting your vote for the 2016 annual meeting of stockholders. At the meeting, you will be asked to consider and vote upon:

1.	A proposal to elect seven directors;
2.	A proposal to ratify the selection of KPMG LLP (sometimes referred to herein as “KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	A proposal to approve the Employee and Director Restricted Share Plan of the Company; and
4.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

The board of directors recommends that you vote “FOR” each proposal. If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”). If you plan on attending the annual meeting of stockholders in person, please contact Ms. Roberta S. Matlin, our vice president, at (800) 826-8228, so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

Holders of our common stock at the close of business on March 28, 2016 (the “Record Date”) are entitled to receive this notice and to vote their shares at the annual meeting. As of the Record Date, there were 86,808,619.24 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Your vote is needed to ensure that the proposals can be acted upon. Your vote is very important, even if you own a small number of shares. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We welcome your attendance at the meeting.

You may vote in person or by granting us a proxy to vote on the proposals. You may authorize a proxy in any of the following ways:

•	by mail: sign, date and return the proxy card in the enclosed envelope;
•	via telephone: dial (800) 730-9034 and follow the instructions provided on the proxy card; or
•	via the Internet: go to www.proxyvoting.com/ireit and follow the instructions provided on the proxy card.

If you return your proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each proposal in accordance with the board’s recommendation.

If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, Attention: Ms. Roberta S. Matlin, vice president; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

Information Regarding Tabulation of the Vote

We have hired Morrow & Co., LLC (“Morrow”), 470 West Ave., Stamford, CT 06902, to solicit proxies on our behalf. In addition, Morrow will tabulate all votes cast at the annual meeting and will act as the inspector of election.

Quorum Requirement

The presence, in person or by proxy, of stockholders holding a majority of the shares of our common stock outstanding is necessary to constitute a “quorum.” There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then your shares will be considered present for purposes of establishing a quorum.

Information About Vote Necessary for Action to be Taken

Proposal No. 1. With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or you may vote for all of the nominees except for certain nominee(s) by voting “FOR ALL” and striking a line through that nominee(s’) name(s) or number(s) on the proxy card. The affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting, assuming a quorum is present, is required to elect each nominee for director. Withheld votes will be counted for purposes of establishing a quorum, but will have the effect of a vote against each nominee for director for which authority is withheld. Broker non-votes (discussed below) will be counted for purposes of establishing a quorum, but will have the effect of a vote against each nominee for director.

Proposal No. 2. With regard to the proposal relating to the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. A majority of the votes cast at the annual meeting, assuming a quorum is present, is required to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will not be counted as votes cast; however, a properly executed proxy card marked “ABSTAIN” will be counted for purposes of establishing a quorum. Because brokers are entitled to vote on Proposal No. 2, we do not anticipate any broker non-votes with regard to Proposal No. 2.

Proposal No. 3. With regard to the proposal relating to the approval of the Employee and Director Restricted Share Plan of the Company, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. A majority of the votes cast at the annual meeting, assuming a quorum is present, is required to approve the Employee and Director Restricted Share Plan of the Company. Abstentions will not be counted as votes cast; however, a properly executed proxy card marked “ABSTAIN” will be counted for purposes of establishing a quorum. Broker non-votes (discussed below) will be counted for purposes of establishing a quorum but will not be considered votes cast with regard to Proposal No. 3.

Broker Non-Votes

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary power with respect to that particular proposal and has not received instructions from the beneficial owner. The election of directors and the approval of the Employee and Director Restricted Share Plan of the Company are proposals for our stockholders’ consideration at the annual meeting on which brokers do not have discretionary voting power. Thus, beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with such proposals.

Costs of Proxies

We will bear all costs and expenses incurred in connection with soliciting proxies. Our directors and executive officers, as well as certain employees of our business manager, IREIT Business Manager & Advisor, Inc. (sometimes referred to herein as the “Business Manager”), also may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. These individuals will not receive any additional compensation for these activities, but may be reimbursed by us for their reasonable out-of-pocket expenses. In addition, we have hired Morrow to solicit proxies on our behalf. We will pay Morrow a fee of $5,500 plus a fee equal to $6.50 for each stockholder solicited by telephone and any out-of-pocket expenses for soliciting proxies.

Other Matters

We are not aware of any other matter to be presented at the annual meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting. If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 16, 2016. This proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2015 are available on our website at www.inlandincometrust.com. Additional copies of this proxy statement, our annual report to stockholders or our Annual Report on Form 10-K for the year ended December 31, 2015 will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services. If requested by stockholders, we also will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015 for a reasonable fee.

All of the reports, proxy materials and other information that we file with the SEC also can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

Based on a review of filings with the SEC, the following table reflects the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of March 25, 2016.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Daniel L. Goodwin, Director and Chairman of the Board (3)	278,858	*
Lee A. Daniels, Independent Director (4)	3,894	*
Stephen Davis, Independent Director (5)	2,100	*
Gwen Henry, Independent Director (6)	888	*
Bernard J. Michael, Independent Director	–	–
Mitchell A. Sabshon, Director and Chief Executive Officer (7)	11,110	*
JoAnn M. McGuinness, Director, President and Chief Operating Officer (8)	4,995	*
Catherine L. Lynch, Chief Financial Officer (9)	1,742	*
Roberta S. Matlin, Vice President (10)	988	*
David Z. Lichterman, Vice President, Treasurer and Chief Accounting Officer (11)	3,219	*
Cathleen M. Hrtanek, Secretary (12)	556	*
All Directors and Officers as a group (11 persons)	308,350	*

* Less than 1%

(1) The business address of each person listed in the table is c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2) All fractional ownership amounts have been rounded to the nearest whole number.

(3) Mr. Goodwin shares voting and dispositive power with his wife over 13,889 shares. Mr. Goodwin’s beneficial ownership includes 264,969 shares directly owned by the Goodwin 2012 Descendants Trust pursuant to which his wife, Carol Goodwin, as trustee has sole voting and investment power over the shares.

(4) Mr. Daniels has sole voting and investment power over all of the shares that he beneficially owns.

(5) Mr. Davis has sole voting and investment power over all of the shares that he beneficially owns.

(6) Ms. Henry shares voting and dispositive power with her husband over all of the shares that they own.

(7) Mr. Sabshon shares voting and dispositive power with his wife over all of the shares that they own.

(8) Ms. McGuinness has sole voting and investment power over all of the shares that she beneficially owns.

(9) Ms. Lynch shares voting and dispositive power with her husband over all of the shares that they own.

(10) Ms. Matlin has sole voting and investment power over all of the shares that she beneficially owns.

(11) Mr. Lichterman has sole voting and investment power over all of the shares that he beneficially owns.

(12) Ms. Hrtanek has sole voting and investment power over all of the shares that she beneficially owns.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of our common stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all forms they file. Based solely on a review of the copies of these forms furnished to us during, and with respect to, the fiscal year ended December 31, 2015, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially owned more than 10% of the outstanding shares of our common stock complied with these filing requirements during the fiscal year ended December 31, 2015.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the annual meeting.

CORPORATE GOVERNANCE PRINCIPLES

Independence

Our business is managed under the direction and oversight of our board. The members of our board are Lee A. Daniels, Stephen Davis, Daniel L. Goodwin, Gwen Henry, JoAnn M. McGuinness, Bernard J. Michael and Mitchell A. Sabshon. As required by our charter, a majority of our directors must be “independent.” As defined by our charter, an “independent director” is a director who is not, and within the last two years has not been, directly or indirectly associated with our sponsor, Inland Real Estate Investment Corporation (“IREIC” or the “Sponsor”), or the Business Manager by virtue of (1) an ownership of an interest in the Sponsor, Business Manager or any of their affiliates, (2) employment by the Sponsor, Business Manager or any of their affiliates, (3) service as an officer or director of the Sponsor, Business Manager or any of their affiliates, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three REITs sponsored by the Sponsor or managed by the Business Manager, or (6) a material business or professional relationship with the Sponsor, Business Manager or any of their affiliates. For purposes of this definition, an indirect affiliation shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law have any of the relationships identified in the immediately preceding sentence of this definition with the Company, the Sponsor, the Business Manager or any of their affiliates during the applicable two year period. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective independent director from the Company, the Sponsor, the Business Manager and their affiliates shall be deemed material per se if it exceeds five percent (5.0%) of the prospective independent director’s: (i) annual gross revenue, derived from all sources, during either of the prior two years; or (ii) net worth, on a fair market value basis during the prior two years.

Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the New York Stock Exchange (“NYSE”) or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, among other things, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

After reviewing all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our management and our independent registered public accounting firm, and considering each director’s direct and indirect association with IREIC, the Business Manager or any of their affiliates, the board has determined that Messrs. Daniels, Davis and Michael and Ms. Henry qualify as independent directors.

Board Leadership Structure and Risk Oversight

We have separated the roles of the president, who serves as our principal executive officer, and chairman of the board in recognition of the differences between the two roles. Ms. McGuinness, in her role as both our president and chief operating officer and the president and chief operating officer of the Business Manager, is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership of the Company. Mr. Goodwin, as chairman of the board, organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions. Mr. Goodwin presides over meetings of the board of directors and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.

Although we do not have a lead independent director, our board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, without a lead independent director through the composition of our board of directors, the strong leadership of the independent directors and the independent committees of our board. Our full board of directors, including our independent directors, is responsible for approving all material transactions, and each transaction between us and the Business Manager or its affiliates must be approved by the affirmative vote of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. In addition, each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team, the Business Manager and our real estate managers, Inland National Real Estate Services, LLC and Inland Commercial Real Estate Services LLC (collectively, our “Real Estate Managers”).

Our board is actively involved in overseeing risk management for the Company. Our board of directors oversees risk through: (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) the required approval by the board of directors of material transactions, including, among others, acquisitions and dispositions of properties, financings and our agreements with the Business Manager, our Real Estate Managers and the ancillary service providers; (3) the oversight of our business by the audit committee; and (4) its review and discussion of regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Communicating with Directors

Stockholders wishing to communicate with our board and the individual directors may send communications by letter, e-mail or telephone, in care of our corporate secretary, who will review and forward all correspondence to the appropriate person or persons for a response.

Our non-retaliation policy, also known as our “whistleblower” policy, prohibits us from retaliating or taking any adverse action against our employees, or the employees of the Business Manager or its affiliates, for raising a concern, including concerns about accounting, internal controls or auditing matters. Employees preferring to raise their concerns in a confidential or anonymous manner may do so by contacting our compliance officer at (630) 218-8000. A complete copy of our non-retaliation policy may be found on our website at www.inlandincometrust.com under the “Corporate Information – Governance Documents” tab.

Committees of our Board of Directors

Audit Committee. Our board has formed a separately-designated standing audit committee, comprised of Ms. Henry and Messrs. Daniels, Davis and Michael, each of whom is an independent director. Ms. Henry serves as the chairperson of this committee, and our board has determined that Ms. Henry qualifies as an “audit committee financial expert” as defined by the SEC. The audit committee assists the board in fulfilling its oversight responsibility relating to, among other things: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; (4) the adequacy of our internal controls; and (5) the performance of our independent registered public accounting firm. The report of the committee is included in this proxy statement.

Our board has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website at www.inlandincometrust.com under the “Corporate Information – Governance Documents” tab.

Nominating and Corporate Governance Committee. Our board has formed a nominating and corporate governance committee consisting of three of our independent directors, Ms. Henry and Messrs. Daniels and Davis. Mr. Daniels serves as the chairman of this committee. The nominating and corporate governance committee is responsible for, among other things: (1) identifying individuals qualified to serve on the board and the Nominating and Corporate Governance Committee and recommending that the board select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board a set of corporate governance policies and principles and periodically reevaluating such policies and principles for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board. The nominating and corporate governance committee is also responsible for considering director nominees submitted by stockholders.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by the Business Manager and by stockholders. In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate’s knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company, the Business Manager and the Sponsor and the ability of the candidate to devote an appropriate amount of effort to board duties. The committee also focuses on persons who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be “independent,” as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director, other than the independent directors, must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire. The committee also considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. The committee evaluates each individual candidate by considering all of these factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors.

Our board has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter is available on our website at www.inlandincometrust.com under the “Corporate Information – Governance Documents” tab.

Other Committees. Our board does not have a compensation committee or charter that governs the compensation process. Instead, the full board of directors performs the functions of a compensation committee, including reviewing and approving all forms of compensation for our independent directors. In addition, our independent directors determine, at least annually, that the compensation that we contract to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed, and is within the limits prescribed by our charter and applicable law. Our board does not believe that it requires a separate compensation committee at this time because we neither separately compensate our executive officers for their service as officers, nor do we reimburse either the Business Manager or our Real Estate Managers for any compensation paid to their employees who also serve as our executive officers.

Code of Ethics

Our board has adopted a code of ethics applicable to our directors, officers and employees which is available on our website at www.inlandincometrust.com. In addition, printed copies of the code of ethics are available to any stockholder, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our board has nominated the seven individuals set forth below to serve as directors. Messrs. Daniels, Davis and Michael and Ms. Henry have been nominated to serve as independent directors. Messrs. Goodwin and Sabshon and Ms. McGuinness also have been nominated to serve as directors. The board nominated these seven individuals to serve as members of the board on February 9, 2016.

If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each of the nominees. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.

The following sets forth each nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company. All ages are stated as of January 1, 2016. As used herein, “Inland” refers to some or all of the entities that are a part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by IREIC or its subsidiaries.

Lee A. Daniels, 73. Independent director since February 2012. Mr. Daniels serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Daniels joined the Kite Realty Group (“Kite”) Board of Trustees in 2014 and is a member of the Kite Corporate Governance and Nominating Committee. Mr. Daniels served on the board of directors of Inland Diversified Real Estate Trust, Inc. from its inception in 2008 to its merger with Kite in 2014.

In February 2007, Mr. Daniels founded Lee Daniels & Associates, LLC, a consulting firm for government and community relations. Prior to that, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd from 1992 to 2006, an equity partner at Katten, Muchin & Zavis from 1982 to 1991, and an equity partner at Daniels & Faris from 1967 to 1982. Mr. Daniels served as Special Assistant Attorney General for the State of Illinois from 1971 to 1974. He served as a member of the Illinois House of Representatives from 1975 to 2007, was the Republican Leader from 1983 to 1995 and 1998 to 2003, and was Speaker of the Illinois House of Representatives from 1995 to 1997.

Mr. Daniels currently serves as Chairman of the Board of Directors of Haymarket Center, a not for profit drug and alcohol treatment center located in Chicago, Illinois. He also serves as the Chairman of the Presidential Search Committee for the College of DuPage. He has previously served on the Elmhurst Memorial Healthcare Board of Trustees from 1981 to 2013, the Board of Governors from 1990 to 2013, and the Elmhurst Memorial Hospital Foundation Board from 1980 to 1984 and 2013. Other boards Mr. Daniels has served on include the Suburban Bank and Trust Company of Elmhurst Board of Directors from 1994 to 1996, the Elmhurst Federal Savings and Loan Association Board of Directors from 1991 to 1994, and the DuPage Easter Seals Board of Directors from 1970 to 1973.

Mr. Daniels received his bachelor degree from the University of Iowa and his law degree from The John Marshall Law School in Chicago. He received a Distinguished Alumni Award from both The John Marshall Law School and the University of Iowa, and an Honorary Doctor of Laws from Elmhurst College. Along with his other corporate and not-for-profit work, Mr. Daniels also serves as a Distinguished Fellow in the Political Science Department of Elmhurst College and as Senior Advisor to the President.

We believe that Mr. Daniels’ depth of knowledge and experience, based on his more than forty-five years of legal practice and experience in commercial real estate, make him well qualified to serve as a member of our board of directors.

Stephen Davis, 58. Independent director since February 2012. Mr. Davis has over thirty years of experience in real estate development. Mr. Davis has been the president of The Will Group, Inc., a construction company, since founding the company in 1986. In his position with The Will Group, Mr. Davis was instrumental in the construction of Kennedy King College campus, located in Chicago, Illinois, and the coordination of the "Plan For Transformation" for Altgeld Gardens, a public housing development located in Chicago, Illinois. Since October 2003, Mr. Davis has also overseen property management operations for several properties owned by a family-owned real estate trust.

Since November 2005, Mr. Davis has served as a director of the Wheaton Bank & Trust, where he is a member of the loan committee, which is responsible for reviewing and analyzing residential and commercial loan portfolios, developer credentials and viability, home builders and commercial and industrial loans. Since March 2004, Mr. Davis also has served as a director and the commissioner of aviation for the DuPage County Airport Authority, in DuPage County, Illinois, which oversees management of the DuPage County Airport, Prairie Landing Golf Course and the 500-acre DuPage County Business Park. Mr. Davis obtained his bachelor degree from University of Tennessee, located in Knoxville.

We believe that Mr. Davis’ prior real-estate development experience and his leadership qualities make him well qualified to serve as a member of our board of directors.

Daniel L. Goodwin, 72. Director and the chairman of our board since July 2012. Mr Goodwin has also served as a director of the Business Manager since August 2011. Mr. Goodwin is the Chairman and CEO of Inland, headquartered in Oak Brook, Illinois. Inland is comprised of separate real estate investment and financial companies with managed assets with a value of approximately $7.5 billion, doing business nationwide with a presence in 43 states. Inland owns and manages properties in all real estate sectors, including Retail, Office, Industrial and Apartments. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group, Inc. In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001. Mr. Goodwin also served as a director of Inland Real Estate Corporation (“IRC”) from 2001 until its merger in March 2016, and served as its chairman of the board from 2004 to April 2008. Mr. Goodwin has served as a director and the chairman of the board of Inland Residential Properties Trust, Inc. (“IRPT”) since December 2013 and as a director and the chairman of the board of the IRPT business manager since December 2013.

Housing. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors, the Northern Illinois Commercial Association of Realtors, and was inducted into the Hall of Fame of the Chicago Association of Realtors in 2005. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also founded New Directions Affordable Housing Corporation, a not for profit entity.

Education. Mr. Goodwin obtained his bachelor degree from Northeastern Illinois University, in Chicago, and his master’s degree from Northern Illinois University, in DeKalb. Following graduation, he taught for five years in the Chicago Public Schools. Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

We believe that Mr. Goodwin’s over 40 years of experience in real estate investing, commercial real estate brokerage, real estate securities, land development, construction and mortgage banking and lending, make him well qualified to serve as a member of our board of directors.

Gwen Henry, 75. Independent director since February 2012. Ms. Henry currently serves as the Treasurer of DuPage County, Illinois, a position she has held since December 2006. In this position, Ms. Henry is responsible for the custody and distribution of DuPage County funds. In addition, since April 1981, Ms. Henry has been partner in Dugan & Lopatka, a regional accounting firm based in Wheaton, Illinois, and a member of the firm’s controllership and consulting services practice, where she specializes in financial consulting and tax and business planning for privately-held companies. Since December 2009, Ms. Henry has also served as a member of the Illinois Municipal Retirement Fund, a $35 billion fund which has in excess of $1.2 billion allocated to real estate investments. She has served as Board president of the fund, and is currently vice chair of the investment committee, chairs the audit committee and serves on the legislative committee.

Ms. Henry previously served as DuPage County Forest Preserve Commissioner (from December 2002 to November 2006) and as chair to the special committee responsible for the DuPage County Budget (from December 2002 to November 2004), and was a member of the DuPage County Finance Committee (from November 1996 to November 2002). Ms. Henry also has held a number of board and chair positions for organizations such as the Marianjoy Rehabilitation Hospital (as treasurer from June 2002 to May 2008), the Central DuPage Health System (as chairperson of the board from October 1995 to September 1999), and the Central DuPage Hospital Foundation (as director from October 2002 to the present). She was elected Mayor of the City of Wheaton, Illinois from March 1990 to December 2002.

Ms. Henry received her bachelor degree from the University of Kansas, located in Lawrence. She is a certified public accountant, a designated certified public funds investment manager and a certified public finance administrator.

We believe that Ms. Henry’s over thirty years of public accounting experience makes her well qualified to serve as a member of our board of directors.

JoAnn M. McGuinness, 41. Director and our president and chief operating officer since August 2011. Ms. McGuinness has also served as director, president and chief operating officer for the Business Manager since August 2011. She has also served as executive vice president – portfolio strategy for IREIC since November 2015. She has served as the chief operating officer of IRPT and the IRPT business manager since October 2014 and served as chief executive officer of the IRPT real estate manager from April 2014 to October 2015. She was the chief executive officer of Inland Investment Real Estate Services, an entity responsible for all asset management, property management, leasing, marketing and operations for all of Inland’s real estate assets and funds from April 2013 to October 2015. Ms. McGuinness was a director of The Inland Group, Inc. from August 2012 to June 2015. Ms. McGuinness served as the president and chief executive officer of the entities owning the real estate manager for Inland Diversified from November 2009 through July 2014, and served as a director of those entities from September 2008 through July 2014. She also served as senior vice president of the entities owning the real estate manager for InvenTrust Properties Corp. (“InvenTrust”) from February 2007 to November 2009, and as president of real estate management for the portfolio of Inland Retail Real Estate Trust, Inc. (“IRRETI”) from December 2001 to February 2007. She was responsible for the management, leasing, marketing and operations of Inland Diversified’s properties and also oversaw the department that performs due diligence, including financial modeling, property inspection, capital projections and all other processes involved with purchasing an asset, for Inland. Ms. McGuinness joined Inland in 1992, in the multifamily/residential management division of Mid-America Management and began overseeing the management of retail, office and industrial properties in June 1995. She has experience with residential, student housing, hotels, retail, office and industrial properties.

Ms. McGuinness holds SCSM, SCLS, SCMD, SDCP and CDX accreditations with the International Council of Shopping Centers. Ms. McGuinness received her bachelors of science in business from Elmhurst College in Elmhurst, Illinois.

We believe that Ms. McGuinness’ extensive experience with Inland and her leadership qualities make her well qualified to serve as a member of our board of directors.

Bernard J. Michael, 56. Independent director since September 2014. Mr. Michael is a managing partner and founding member of AWH Partners, LLC, a privately held real estate investment, development and management firm. Since 2010, AWH has completed in excess of $400 million of hotel investments, and is managing or has completed hotel redevelopment projects totaling more than $100 million. In early 2012, AWH acquired Lane Hospitality, which it rebranded as Spire Hospitality, a top-tier national hospitality platform formed in 1980.

Mr. Michael has over 25 years of experience as a real estate attorney working on sophisticated real estate transactions across all asset classes for some of the world's largest property owners, developers and lenders. Prior to founding AWH Partners, Mr. Michael was the founder and senior partner of Michael, Levitt & Rubenstein, LLC, a law firm focusing on real estate sales, acquisitions, development, leasing and financing. Mr. Michael and his team worked on some of the largest transactions in New York City, including the development of Time Warner Center and the Hudson Yards projects for The Related Companies. In addition, Mr. Michael and his firm represented developers on major multi-family, retail, office and hospitality projects in China, Saudi Arabia, and in most major cities across the United States.

Prior to forming Michael Levitt, Mr. Michael was a partner in the Real Estate Group at Proskauer Rose, LLP. Prior to that Mr. Michael was an attorney at Weil, Gotschal & Manges and Shea & Gould. Mr. Michael is a graduate of Brown University and New York University School of Law.

We believe that Mr. Michael’s prior business experience and his leadership qualities make him well qualified to serve as a member of our board of directors.

Mitchell A. Sabshon, 63. Director since September 2014 and our chief executive officer since April 2014. Mr. Sabshon has also served as a director of the Business Manager since October 2013. Mr. Sabshon is also currently the chief executive officer, president and a director of IREIC, positions he has held since August 2013, January 2014 and September 2013, respectively. He is a director and the president and chief executive officer of IRPT and the IRPT business manager, positions he has held since December 2013. Mr. Sabshon has also served as a director of Inland Private Capital Corporation (“IPCC”) since September 2013 and a director of Inland Securities Corporation (“Inland Securities”) since January 2014.

Prior to joining Inland, Mr. Sabshon served as Executive Vice President and Chief Operating Officer of Cole Real Estate Investments. As Chief Operating Officer, Mr. Sabshon oversaw the company's finance, property management, asset management and leasing operations. Prior to joining Cole, Mr. Sabshon held several senior executive positions at leading financial services firms. He spent almost 10 years at Goldman, Sachs & Co. in various leadership positions including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers' real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher and Flom in New York. Mr. Sabshon is the Chair-Elect of the Investment Program Association for 2016. He is also a member of the Real Estate Roundtable, the International Council of Shopping Centers, the Urban Land Institute, the Commercial Real Estate Finance Council, the Mortgage Bankers Association, and The Chicago Council on Global Affairs. Mr. Sabshon is a member of the New York State Bar. He also holds a real estate broker license in New York. He received his undergraduate degree from George Washington University and his law degree at Hofstra University School of Law.

We believe that Mr. Sabshon’s extensive finance and real-estate experience make him well qualified to serve as a member of our board of directors.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the election of all seven nominees.

Independent Director Compensation

Effective June 1, 2015, we pay our independent directors an annual fee of $30,000 plus $1,250 for each in-person meeting of the board and $750 for each meeting of the board attended by telephone; we pay our independent directors $750 for each in-person meeting of each committee of the board and $500 for each meeting of each committee of the board attended by telephone; and we also pay the chairperson of the nominating and corporate governance committee of our board an annual fee of $7,500 and the chairperson of the audit committee of our board an annual fee of $10,000. Prior to June 1, 2015, we paid our independent directors an annual fee of $20,000 plus $1,000 for each in-person meeting of the board and $500 for each meeting of the board attended by telephone; we paid our independent directors $500 for each in-person meeting of each committee of the board and $350 for each meeting of each committee of the board attended by telephone; and we also paid the chairpersons of any committee of our board an annual fee of $5,000.

We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings. We do not compensate any director that also is an employee of the Business Manager or its affiliates.

The following table further summarizes compensation earned by the independent directors for the year ended December 31, 2015.

	Fees Earned in Cash ($)	All Other Compensation ($)	Total ($)
Lee A. Daniels	53,542	-	53,542
Stephen Davis	48,583	-	48,583
Gwen Henry	55,500	-	55,500
Bernard J. Michael	39,583	-	39,583

Meetings of the Board of Directors, Committees and Stockholders

During the year ended December 31, 2015, our board met 17 times, the audit committee met four times and the nominating and corporate governance committee met four times. Each of our directors attended at least 75% of the aggregate amount of the meetings of the board during the period for which he or she was a director, and any committee on which he or she served, in 2015. We encourage our directors to attend our annual meeting of stockholders, and in 2015, each director, with the exception of Mr. Michael, did so attend.

EXECUTIVE COMPENSATION

Executive Officers

The board of directors annually elects our executive officers. These officers may be terminated at any time. Information about each of our executive officers, with the exception of Ms. McGuinness and Mr. Sabshon, whose biographies are included above, follows. All ages are stated as of January 1, 2016.

Catherine L. Lynch, 57. Our chief financial officer since April 2014, and a director of the Business Manager since August 2011. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, Inc. since June 2012. She serves as the treasurer and secretary (since January 1995), the chief financial officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities. She has also served as the chief financial officer of IRPT and the IRPT business manager since December 2013. She also served as the treasurer of the IRPT business manager from December 2013 to October 2014. Ms. Lynch also has served as treasurer of Inland Capital Markets Group, Inc. since January 2008 and as a director of IPCC since May 2012. Ms. Lynch served as a director and treasurer of Inland Investment Advisors, Inc. from June 1995 to December 2014 and as a director and treasurer of Inland Institutional Capital Partners Corporation from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as a financial operations principal.

David Z. Lichterman, 55. Our treasurer and chief accounting officer, and the treasurer and chief accounting officer of the Business Manager, since July 2012. In addition, Mr. Lichterman has served as our vice president since April 2014. Mr. Lichterman has served as vice president and the treasurer and chief accounting officer of IRPT and the IRPT business manager since October 2014. Prior to joining Inland in June 2012, Mr. Lichterman was a consultant for Resources Global Professionals. Mr. Lichterman served as a senior vice president of accounting and financial reporting of Lillibridge Healthcare Services, Inc. until July 2011. Prior to joining Lillibridge in January 2003 as vice president, he owned and operated Lichterman Consulting from August 2001 until January 2003. Mr. Lichterman served as vice president/controller for the National Equity Fund, Inc. from July 1999 until May 2001, served as vice president of JMB Realty Corporation (JMB) from October 1998 to July 1999, as Partnership Accounting Manager at JMB from October 1991 to October 1998 and as senior partnership accountant at JMB from August 1989 to October 1991. In addition, from December 1986 to August 1989 he was a staff accountant at Levy Restaurant Corporation and from November 1984 to December 1986 he was a staff accountant at a local CPA firm, Hechtman & Associates. Mr. Lichterman has volunteered his time and efforts on the board of directors, as former treasurer, of the Leafs Hockey Club, Inc. and Firewagon Hockey, Inc., both registered 501(c)(3) organizations. He received a Bachelor of Science degree in Accounting and Business Administration from Illinois State University in Normal, Illinois. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society, and is a Certified Public Accountant.

Roberta S. Matlin, 71. Our vice president, and the vice president of the Business Manager, since August 2011. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC and senior vice president of The Inland Real Estate Group, Inc. Ms. Matlin also has been a director of IPCC since May 2001, a vice president of Inland Institutional Capital Partners Corporation since May 2006 and a director since August 2012. She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995, and a director and president of Inland Securities from July 1995 to March 1997 and director and vice president since April 1997. Ms. Matlin has served as a director of Pan American Bank since December 2007. She has served as vice president of administration of the IRPT business manager since December 2013. Ms. Matlin served as vice president of administration of Inland Diversified from June 2008 through July 2014 and also served as the president of Inland Diversified Business Manager & Advisor, Inc. from June 2008 through May 2009. Since April 2009 she has served as president of Inland Opportunity Business Manager & Advisor, Inc. She served as vice president of administration of InvenTrust since its inception in October 2004 through February 2014. She served as president of Inland American Business Manager & Advisor, Inc. from October 2004 until January 2012. Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of IRRETI from 1998 until 2004, vice president of administration of IRC from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004.

Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois in Champaign. She holds Series 7, 22, 24, 39, 63, 65, 79 and 99 licenses from FINRA and is a member of the Real Estate Investment Securities Association.

Cathleen M. Hrtanek, 39. Our corporate secretary, and the secretary of the Business Manager, since August 2011. Ms. Hrtanek joined Inland in 2005 and is an associate counsel and vice president of The Inland Real Estate Group, Inc. In her capacity as associate counsel, Ms. Hrtanek represents many of the entities that are part of The Inland Real Estate Group of Companies on a variety of legal matters. She is also a member of the audit committee for a public partnership sponsored by IREIC. Ms. Hrtanek also has served as the secretary of IRPT and its business manager since December 2013, as the secretary of Inland Diversified from September 2008 through July 2014, and its business manager since September 2008, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of IPCC since August 2009. Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois since September 2001. Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker. Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for services rendered to us. We neither compensate our executive officers nor reimburse either the Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as our executive officers, or the executive officers of the Business Manager, our Real Estate Managers or their respective affiliates; provided that, for these purposes, a corporate secretary is not considered an “executive officer.” As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis,” a report from our board of directors with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. The fees we pay to the Business Manager and Real Estate Managers under the business management agreement or the real estate management agreements, respectively, are described in more detail under “Certain Relationships and Related Transactions.”

In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We also may, from time to time, grant restricted shares of our common stock to one or more of our officers. If we decide to pay our named executive officers in the future, the board of directors will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable to the executive officers with respect to the current or future value of our shares. In addition, the board will include the non-binding stockholder advisory votes on executive compensation and on the frequency of stockholder votes on executive compensation in the relevant proxy statement as required pursuant to Section 14A of the Exchange Act.

Certain Relationships and Related Transactions

Set forth below is a summary of the material transactions between the Company and various affiliates of IREIC, including the Business Manager and Real Estate Managers, during the year ended December 31, 2015. IREIC is an indirect wholly owned subsidiary of The Inland Group, Inc. Please see the biographical information of our directors and executive officers elsewhere in this proxy statement for information regarding their relationships to Inland, including IREIC and The Inland Group, Inc.

Business Management Agreement

We have entered into a business management agreement with IREIT Business Manager & Advisor Inc., which serves as the Business Manager with responsibility for overseeing and managing our day-to-day operations. Subject to satisfying the criteria described below, we pay the Business Manager an annual business management fee equal to 0.65% of our “average invested assets,” payable quarterly in an amount equal to 0.1625% of our average invested assets as of the last day of the immediately preceding quarter; provided that the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time. For the year ended December 31, 2015, the Business Manager was entitled to a business management fee of approximately $5.5 million, of which $0 was permanently waived.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by the Business Manager, the obligation to pay this business management fee will terminate.

We pay the Business Manager or its affiliates an acquisition fee equal to 1.5% of the “contract purchase price” of each real estate asset (excluding marketable securities) we acquire, including any incremental interest therein, including by way of exchanging a debt interest for an equity interest (excluding the contribution of an asset owned, directly or indirectly, by us to a joint venture) or developing, constructing, renovating, or otherwise physically improving an asset, including but not limited to major tenant upgrades, whether pursuant to allowances, concessions or rent abatements provided for at the time the asset is acquired. In the case of an asset acquired through a joint venture, the acquisition fee payable is proportionate to our ownership interest in the venture. For the year ended December 31, 2015, we incurred acquisition fees in an aggregate of approximately $12.1 million, of which $2.5 million was permanently waived.

For the purpose of calculating acquisition fees, the “contract purchase price” is equal to the amount of monies or other consideration paid or contributed by us either to acquire, directly or indirectly, any real estate asset or an incremental interest in the real estate asset, and including, without duplication, any indebtedness for money borrowed to finance the purchase, indebtedness secured by the real estate asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by the real estate asset at the time of the acquisition, or to develop, construct, renovate or otherwise physically improve that real estate asset. The contract purchase price excludes acquisition fees and acquisition expenses.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by the Business Manager, the obligation to pay this acquisition fee will terminate.

For substantial assistance in connection with the sale of properties, we will pay the Business Manager or its affiliates a real estate sales commission equal to the lesser of one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property or 1% of the contract price of the property sold, provided that the amount, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 3% of the sales price of the property. We did not sell any properties, and thus did not incur any real estate sales commissions, during the year ended December 31, 2015.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by the Business Manager, the obligation to pay these commissions will terminate.

Upon a “triggering event,” we will pay the Business Manager a subordinated incentive fee equal to 10% of the amount by which (1) the “liquidity amount” (as defined below) exceeds (2) the “aggregate invested capital,” plus the total distributions required to be paid to our stockholders in order to pay them a 7% per annum cumulative, pre-tax non-compounded return on the aggregate invested capital, all measured as of the triggering event. If we have not satisfied this return threshold at the time of the applicable triggering event, the fee will be paid at the time of any future triggering event, provided that we have satisfied the return requirements. We did not experience a “triggering event,” and thus did not incur a subordinated incentive fee, during the year ended December 31, 2015.

As used herein, a “triggering event” means any sale of assets (excluding the sale of marketable securities) in which the net sales proceeds are specifically identified and distributed to our stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. “Aggregate invested capital” means the aggregate original issue price paid for the shares of our common stock, before reduction for organization and offering expenses, reduced by any distribution of sale or financing proceeds.

For purposes of this subordinated incentive fee, the “liquidity amount” will be calculated as follows:

•	In the case of the sale of our assets, the net sales proceeds realized by us from the sale of assets since inception and distributed to stockholders, in the aggregate, plus the total amount of any other distributions paid by us from inception until the date that the liquidity amount is determined.

•	In the case of a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, the “market value” of the shares, plus the total distributions paid by us from inception until the date that the liquidity amount is determined. “Market value” means the value determined as follows: (1) in the case of the listing of our shares, or the common stock of our subsidiary, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of our shares, or the shares of the common stock of our subsidiary, as applicable, outstanding on the date of measurement; or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event, multiplied by the number of those securities issued to our stockholders in respect of the transaction; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of those securities issued to our stockholders in respect of the transaction. In addition, any distribution of cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2).

If the business management agreement is terminated pursuant to an internalization in accordance with the transition process set forth in that agreement, the Business Manager, or its successor or designee, will continue to be entitled to receive the subordinated incentive fee, on a prorated basis based on the duration of the Business Manager’s service to us. Specifically, in this case, the Business Manager, or its successor or designee, will be entitled to a fee equal to the product of: (1) the amount of the fee to which the Business Manager otherwise would have been entitled had the agreement not been terminated; and (2) the quotient of the number of days elapsed from the effective date of the agreement through the closing of the internalization, and the number of days elapsed from the effective date of the agreement through the date of the closing of the applicable triggering event.

Real Estate Management Agreements

We have entered into a real estate management agreement with Inland National Real Estate Services, LLC (“Inland National”) under which our Real Estate Managers and their affiliates manage or oversee each of our real properties. Inland National, an indirect wholly-owned subsidiary of our Sponsor, is transitioning its management responsibilities and personnel to Inland Commercial Real Estate Services LLC (“Inland Commercial”), which is also an indirect wholly-owned subsidiary of our Sponsor, and assigned its interest in the master real estate management agreement with us to Inland Commercial on January 1, 2016.  Certain of our properties are managed by Inland Commercial, effective as of January 1, 2016.  The remaining properties are still managed by Inland National, and their property management functions are expected to be transferred to Inland Commercial by July 1, 2016.  For each property that is managed directly by our Real Estate Managers or their affiliates, we pay the applicable Real Estate Manager a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, and up to 3.9% of the gross income from any other type of property. Each Real Estate Manager determines, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by one of our Real Estate Managers or its affiliates, we pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Managers to provide construction management services for a property, we also pay a separate construction management fee based upon prevailing market rates applicable to the geographic market of that property. We also reimburse our Real Estate Managers and their affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for our Real Estate Managers and their affiliates (excluding the executive officers of our Real Estate Managers). For the year ended December 31, 2015, we incurred real estate management fees in an aggregate amount equal to approximately $2.8 million.

Dealer Manager Agreement

We were a party to a dealer manager agreement with Inland Securities, the dealer manager for our “best efforts” offering which concluded on October 16, 2015. Inland Securities was entitled to receive a selling commission equal to 7% of the sale price for each share sold in the “best efforts” offering and a marketing contribution equal to 3% of the gross offering proceeds from shares sold in the “best efforts” offering. We also reimbursed Inland Securities for bona fide out-of-pocket, itemized and detailed due diligence expenses, in amounts up to 0.5% of the gross offering proceeds. These expenses were reimbursed from amounts paid or reallowed (paid) to Inland Securities or soliciting dealers as a marketing contribution, and thus there were no additional costs to us. For the year ended December 31, 2015, we incurred selling commissions and a marketing contribution totaling approximately $28.4 million and $12.4 million, respectively, both of which did not include payments for any bona fide out-of-pocket, itemized and detailed due diligence expenses. Inland Securities reallowed, in the aggregate, approximately $34.0 million of these fees to soliciting dealers.

In addition, we reimbursed IREIC, its affiliates and third parties for any issuer costs that they paid on our behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution, in an amount not to exceed 1.5% of the gross offering proceeds from shares sold in our “best efforts” offering over the life of the offering. For the year ended December 31, 2015, these costs totaled approximately $0.4 million. The Business Manager or its affiliates were to pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in our “best efforts” offering over the life of the offering. However, total organization and offering expenses, including any “issuer costs,” did not exceed 11.5% of the gross offering proceeds from shares sold in our “best efforts” offering over the life of the offering.

Other Fees and Expense Reimbursements

We reimburse the Business Manager, Real Estate Managers and entities affiliated with each of them, such as Inland Real Estate Acquisitions, Inc. (“IREA”), Inland Institutional Capital Partners Corporation and their respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We do not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions. For the year ended December 31, 2015, we incurred approximately $1.4 million in acquisition expenses.

We reimburse IREIC, the Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of the Business Manager or its affiliates) and expenses ultimately paid to third parties. Expenses include, but are not limited to: expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property and taxes; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices. During the year ended December 31, 2015, we reimbursed approximately $3.9 million in these expenses.

Other Related Party Transactions

As of December 31, 2015, we owed approximately $8.6 million to IREIC and its affiliates related to advances used to pay administrative and offering costs and certain accrued expenses which are included in due to related parties. These amounts represent non-interest bearing advances by IREIC and its affiliates, which we are obligated to repay.

We had established a discount stock purchase policy for Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals that enabled these parties to purchase shares of common stock in our “best efforts” offering at $9.00 per share. We sold 28,129 shares to these parties during the year ended December 31, 2015.

We are a member of a limited liability company formed as an insurance association captive, which is owned in equal proportions by us and three other REITs sponsored by IREIC and serviced by an affiliate of the Business Manager. In March 2016, the insurance association captive was notified by one of the REITs of its intention to dissociate. Previously, the other two REITs terminated their future participation effective December 1, 2015 and December 1, 2014, respectively. We entered into this insurance captive in 2012 to stabilize insurance costs, manage our exposures and recoup expenses through the functions of the captive program.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);
•	making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and
•	investing in joint ventures with any IREIC-affiliated entities.

This policy does not impact agreements or relationships between us and IREIC and its affiliates, including, for example, agreements with the Business Manager and Real Estate Managers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have no employees and do not compensate our executive officers. See the discussion under “Compensation of Executive Officers” above for additional detail regarding compensation and the discussion under “Certain Relationships and Related Transactions” above for disclosures called for by Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Company’s management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), and designing and implementing a system of internal controls and procedures designed to ensure compliance with GAAP and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our year-end financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is comprised of four independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter. The board has determined that Ms. Henry qualifies as an “audit committee financial expert” as defined by the SEC. The members of the audit committee are not professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to our financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with GAAP.

During the year ended December 31, 2015, the audit committee met four times. At these meetings, the members of the audit committee met with representatives of the members of the Company's management and with the Company's independent registered public accounting firm, KPMG LLP. The committee discussed numerous items at these meetings including KPMG's responsibilities to the Company and its audit plan for the year ended December 31, 2015.

The audit committee also has reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2015 with the Company's management. Management has advised the committee that the financial statements reviewed have been prepared in accordance with GAAP, and reviewed significant accounting and disclosure issues with the committee.

The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The audit committee obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG’s independence. In addition, the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence and reviewed audit and non-audit fees paid to KPMG and the written disclosures and letter from KPMG to the committee, as required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has concluded that KPMG is independent from the Company.

Based on the above-mentioned review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

The Audit Committee
Gwen Henry, Chairman Lee A. Daniels Stephen Davis Bernard J. Michael

PROPOSAL NO. 2 – RATIFY SELECTION OF KPMG LLP

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although ratification is not required by our charter, our bylaws or otherwise, our board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. The audit committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our stockholders’ vote. Even if the selection of KPMG is ratified, the audit committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our stockholders. If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” the appointment of KPMG.

Representatives of KPMG will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2015 and 2014, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2015 and 2014, respectively.

Description	Year ended December 31, 2015	Year ended December 31, 2014
Audit fees(1)	$719,000	$415,500
Audit-related fees	–	–
Tax fees(2)	240,573	64,862
All other fees	–	–
TOTAL	$959,573	$480,362

(1)	Audit fees consist of fees incurred for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q, as well as fees relating to registration statements and the audits of Combined Historical Summary of Gross Income and Direct Operating Expenses of properties acquired.
(2)	Tax fees are comprised of tax compliance and tax consulting fees incurred and billed during the respective years.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees charged by KPMG, and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2015 and 2014, respectively, were consistent with maintaining KPMG’s independence. Accordingly, the audit committee has approved all of the services provided by KPMG. As a matter of policy, the Company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services and other permissible non-audit services except as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The Company also follows limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

The audit committee must pre-approve any engagements to render services provided by the Company’s independent registered public accounting firm and the fees charged for these services including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the audit committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved. The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

PROPOSAL NO. 3 –
APPROVe EMPLOYEE AND DIRECTOR RESTRICTED SHARE PLAN

Our board believes that it is in the best interests of the Company and its stockholders that the Company have the ability to grant awards of restricted shares and restricted share units to selected Eligible Persons (as defined below). Granting awards of restricted shares and restricted share units: (i) provides incentives to selected Eligible Persons chosen to receive share-based awards because of their ability to improve operations and increase profits of the Company; (ii) encourages individuals to accept positions with or continue to provide services to the Company, the Business Manager and affiliates of the Company, as applicable; and (iii) increases the interest of directors in the Company’s welfare through their participation in the growth in value of the Company’s shares of common stock.

Accordingly, our board has approved, subject to stockholder approval, the adoption of the Employee and Director Restricted Share Plan of Inland Real Estate Income Trust, Inc. (the “RSP”).

Below is a brief summary of the terms of the RSP, which is qualified in its entirety by reference to the RSP, a copy of which is attached as Appendix A to this proxy statement.

Award Types

The RSP authorizes the award of restricted share awards and restricted share unit awards, granted pursuant to individual award agreements.

Restricted Shares. Restricted shares are awards of shares of our common stock subject to certain restrictions on the disposition thereof (as described below in “Restrictions”) and certain obligations to forfeit and surrender such shares to the Company under certain circumstances. The RSP provides that an individual who holds restricted shares has all rights of a Company stockholder, including the right to receive dividends, the right to vote such shares, and subject to vesting, the right to tender the shares; however, under the RSP the board retains the right to determine at the time of grant that the payment of all dividends or distributions will be deferred until the lapse of the restrictions. Restricted shares vest in such times and amounts as may be specified by the board in the applicable award agreement (see below, however, regarding vesting conditions set forth in the RSP with respect to certain awards described in “Automatic Grants”).

Restricted Share Units. Restricted share units are awards that obligate the Company to pay the recipient of the award a value, in cash, in shares of Company common stock, or a combination thereof, equal to the fair market value of a specific number of shares of Company common stock in the future if the vesting terms and conditions scheduled by the administrator of the RSP are satisfied. Prior to vesting, restricted share units are subject to forfeiture under certain circumstances.  The RSP provides that an individual who holds restricted share units does not have the rights of a Company stockholder. Restricted share units vest in such times and amounts as may be specified by the board in the applicable award agreement. Unless otherwise determined by the board, while restricted share units are unvested, participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Company common stock, on all restricted share units granted to them. These dividend equivalents will be regarded as having been reinvested in restricted share units on the date of the share dividend payments based on the then fair market value of the underlying shares, thereby increasing the number of restricted share units held by a participant, and such dividend equivalents will be paid only to the extent the underlying restricted share units vest. Payment of restricted share units will be made, to the extent vested, in shares of Company common stock, unless otherwise determined by the board, as soon as practicable after vesting (but in any event within two-and-one-half (2.5) months following the calendar year in which vesting occurs), except as otherwise provided in the award agreement and unless payment is deferred pursuant to a timely election permitted by the board in compliance with Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Annual Fees to Non-Employee Directors. The RSP provides for an annual fee to be paid to non-employee directors, which can be paid in either cash or unrestricted Company shares (or a combination of the two), as elected by the non-employee director. If no election is made, the non-employee director is assumed to have elected to receive his or her entire retainer in cash.

Automatic Grants. The RSP provides for an automatic grant of restricted shares to each non-employee director of the Company, effective on the date of each annual stockholders’ meeting, or in July of each year if no such meeting is held, in respect of a number of shares having a Fair Market Value (as defined in the RSP) as of the date of grant equal to $10,000, without any further action by our board or stockholders. However, if the board and/or a non-employee director makes a timely deferral election under a non-qualified deferred compensation program that complies with Section 409A of the Code, then in lieu of restricted shares, the automatic grant may be in the form of restricted share units. Awards of restricted shares or restricted share units, as the case may be, that are issued to non-employee directors pursuant to the automatic grants under the RSP will vest over a three-year period following the date of grant in increments of 33-1/3% per annum, subject to accelerated vesting upon a Liquidity Event (as defined in the RSP).

Administration

The RSP will be administered by our board. Any determinations made and actions taken by our board with respect to the RSP, other than with respect to the granting and the setting of the terms and conditions of any awards under the RSP, will be made by a majority of its members. Other than for automatic awards granted to non-employee directors under the RSP (described above in “Automatic Grants”), any determinations made and actions taken by our board with respect to the granting and the setting of the terms and conditions of any awards under the RSP will require the approval of at least seventy-five percent (75%) of its members. Subject to the express provisions of the RSP, the board has the authority to (a) adopt, amend and rescind administrative and interpretive rules and regulations relating to the RSP; (b) determine the individuals to whom, and the time or times at which, awards will be granted; (c) determine the number of shares or units that will be the subject of each award; (d) determine the terms and provisions of each award (which need not be identical) and any amendments, including amendments relating to the extent to which the transferability of shares issued is restricted, the effect of termination of employment on an award, the effect of approved leaves of absence, and amendments regarding how to construe the respective award agreements and the RSP; (e) determine the fair market value of shares; (f) waive any provision, condition or limitation set forth in an award agreement; (g) delegate its duties under the RSP to such agents as it may appoint from time to time; and (h) make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the RSP, including the delegation of ministerial acts and responsibilities as the board deems appropriate. Additionally, the board may correct any defect, supply any omission or reconcile any inconsistency in the RSP, in any award or in any award agreement in the manner and to the extent it deems necessary or desirable to implement the RSP. The determinations of the board on these matters are final and conclusive.

Effective Date

The RSP will be effective as of June 16, 2016, provided the requisite approval of stockholders is obtained at the annual meeting.

Eligible Persons

An “Eligible Person,” who will be eligible to receive awards as determined by our board in accordance with the terms and conditions of the RSP, is any individual who, at or as of the date of grant, is: (i) an employee or officer of the Company or any affiliate of the Company; (ii) a member of our board; (iii) a director of any affiliate of the Company; or (iv) an employee, officer or director of the Business Manager.

Shares Subject to the RSP

The total number of shares of common stock authorized and reserved for issuance under the RSP may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time (as such number may be adjusted to reflect any increase or decrease in the number of outstanding shares resulting from a stock split, stock dividend, reverse stock split or similar change in the capitalization of the Company). If any shares awarded under the RSP are forfeited for any reason, the number of forfeited shares will again be available for purposes of granting awards under the RSP.

If the number of outstanding shares is increased by means of a stock dividend payable in shares, a stock split or other subdivision or a reclassification of shares, then, from and after the record date for such dividend, split, subdivision or reclassification, the number and class of shares subject to the RSP will be increased or adjusted, as applicable, in proportion to such increase in outstanding shares. Similarly, if the number of outstanding shares is decreased by means of a reverse stock split or other combination or a reclassification of shares, then, from and after the record date for such reverse split, combination or reclassification, the number and class of shares subject to the RSP will be decreased or adjusted, as applicable, in proportion to such decrease in outstanding shares. In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination, exchange of shares or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under the RSP will be appropriately adjusted consistent with such change in such manner as the board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants under the RSP, and any such adjustment determined by the board in good faith is binding and conclusive on the Company and all RSP participants and their respective heirs, executors, administrators, successors and assigns.

Restrictions

Prior to vesting, the awards, in general, may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (the “Restrictions”). Our board may in its sole discretion accelerate or waive these Restrictions, in whole or in part, based on service, performance or such other factors or criteria as our board may determine.

Suspension, Termination and Amendment

Our board may at any time amend, suspend or discontinue the RSP, provided that such amendment, suspension or discontinuance meets the requirements of applicable laws, including without limitation, any applicable requirements for stockholder approval. No amendment, suspension or discontinuation may substantially impair the rights of any participant under any award previously granted, without the participant’s consent, except to conform the RSP and awards granted to the requirements of applicable laws. The provisions of the RSP relating to awards for non-employee directors may not be amended more than once each six months.

Withholding

We have the right to deduct from any payment to be made to a participant, or to otherwise require, prior to the issuance or delivery of any shares or the payment of any cash under the RSP, payment by the participant of any federal, state or local taxes required by law to be withheld. In addition, on the occurrence of any event with respect to an award that requires us to withhold taxes, the participant is required to make arrangements satisfactory to us whereby such taxes may be paid. The board may permit withholding obligations to be satisfied by reducing the number of shares otherwise deliverable or by delivering shares already owned.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of principal U.S. federal income tax consequences of certain transactions under the RSP based on federal income tax laws in effect on January 1, 2016. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Restricted Shares.    The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant. The Company has the right to deduct from any payment to be made to a participant, or to otherwise require, prior to the issuance or delivery of any shares or the payment of any cash, payment by the participant of any federal, state or local taxes required by law to be withheld. Upon the vesting of restricted shares, or upon making an election under Section 83(b) of the Code, a participant must pay all required statutory withholding obligations to the Company; however, the board may permit any statutory withholding obligations to be satisfied by reducing the number of shares otherwise deliverable, or by delivering shares already owned.

Restricted Share Units. The grant of a restricted share unit generally does not generate taxable income to a participant upon grant. When the conditions and requirements for the grants have been satisfied and the award is settled, any cash and the fair market value of any shares of Company common stock received as payment in respect of a restricted share unit will constitute ordinary income to the participant when paid. The participant’s income is subject to income and employment tax withholding. If a participant sells any shares of Company common stock acquired pursuant to the grant of a restricted share unit, the difference between the amount realized on the sale and the participant’s tax basis with respect to those shares (which, generally, will be equal to the amount of income the participant reported with respect to the payment of the shares) will be taxed as short- or long-term capital gain or loss, depending on whether the one-year capital gain holding period has been met.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the RSP are intended to be exempt from Section 409A; to the extent such awards are not exempt, they are intended to comply with the requirements of Section 409A, and the RSP would be construed, limited and interpreted accordingly. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation actually or constructively is received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Company is not responsible for any tax, interest or penalty that may be imposed on a participant as a result of Section 409A.

U.S. Federal Income Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding deduction, subject to the application of Sections 162(m) and 280G of the Code, provided that, among other things, the income meets the test of reasonableness and is an ordinary and necessary business expense.

Section 162(m). Special rules under Section 162(m) of the Code (“Section 162(m)”) limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers for that tax year. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, under Section 162(m) qualifying performance-based compensation, including income from stock options and other performance-based awards, may be deductible if the conditions of Section 162(m) are met. These conditions include, among other things, shareholder approval of the material terms of the RSP as discussed above, setting limits on the number of awards that any individual may receive, and establishing performance criteria that must be met before the award (other than certain stock options) will actually vest or be paid. The RSP has been designed to permit flexibility to grant awards, which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit the Company to receive a federal income tax deduction in connection with such awards.

Section 280G. Under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by the Company.

New Plan Benefits.

Name and Position	Number of Shares Subject to Awards	Dollar Value of Awards
Mitchell A. Sabshon
Chief Executive Officer and Director	(1)	(1)
Catherine L. Lynch
Chief Financial Officer	(1)	(1)
JoAnn M. McGuinness
President, Chief Operating Officer and Director	(1)	(1)
David Z. Lichterman
Vice President, Treasurer, Chief Accounting Officer	(1)	(1)
Roberta S. Matlin
Vice President	(1)	(1)
Cathleen M. Hrtanek
Corporate Secretary	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)	Awards granted under the RSP to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the RSP, and the board has not granted any awards under the RSP subject to stockholder approval of this Proposal No. 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the RSP are not determinable.

(2)	Pursuant to the RSP, each of our current non-employee directors is entitled to receive an automatic grant of restricted shares (or, in the case of a timely deferral election permitted by the Company and compliant with Section 409A, restricted share units) having a fair market value of $10,000 on the date of grant every year on the date of our annual meeting of stockholders (or in July, if no such meeting is held). In addition, pursuant to our current compensation arrangements for non-employee directors, each of our current non-employee directors is entitled to receive certain annual fees as detailed in "Independent Director Compensation." Each non-employee director may elect to receive payment of such annual fees in the form of shares in lieu of cash. On and after the date of the 2016 annual meeting, any such restricted shares or restricted share units and annual fees will be granted under the RSP if this Proposal No. 3 is approved by our stockholders. For additional information regarding our current compensation arrangements for non-employee directors, please see the section of this Proxy Statement entitled “Independent Director Compensation.”

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the approval of the Employee and Director Restricted Share Plan of Inland Real Estate Income Trust, Inc.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

We have not received any stockholder proposals for inclusion in this year’s proxy statement. Stockholders may nominate director candidates and make proposals to be considered at our annual meeting to be held in 2017.

Recommendations for Director Candidates

The Company plans to hold an election of directors again at next year’s annual meeting. Nominations for director positions will be made by our board. With respect to candidates recommended by stockholders, recommendations must be submitted in accordance with the procedures specified in Section 9 of Article II of our bylaws, which generally requires that the stockholder send certain information about the candidate to our corporate secretary not later than 5:00 p.m., central time, on the 90th day and not earlier than the 120th day prior to the first anniversary of the mailing date of our proxy statement for the preceding year’s annual meeting. For our annual meeting to be held in 2017, a stockholder must provide written notice of a candidate recommendation not earlier than December 9, 2016 and not later than 5:00 p.m., central time, on January 8, 2017, to our corporate secretary, c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. A copy of our bylaws may be obtained by written request to our corporate secretary at the same address.

Other Stockholder Proposals

Stockholders intending to present any other proposal for action by the stockholders at an annual meeting are subject to the same notice provisions under our bylaws as discussed above. Accordingly, for our annual meeting to be held in 2017, a stockholder must provide written notice of a proposal not earlier than December 9, 2016 and not later than 5:00 p.m., central time, on January 8, 2017.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or affect a stockholder’s right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary of the mailing date of our proxy statement for the previous year’s annual meeting. For our annual meeting to be held in 2017, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than December 9, 2016.

Each of these stockholder proposals should be submitted in writing and addressed to our corporate secretary, c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

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YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
PROXIES WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

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41

APPENDIX A

EMPLOYEE AND DIRECTOR

RESTRICTED SHARE PLAN

OF

INLAND REAL ESTATE INCOME TRUST, INC.

SECTION 1.                      PURPOSES OF THE PLAN AND DEFINITIONS

1.1             Purposes. The purposes of the Employee and Director Restricted Share Plan (this “Plan”) of Inland Real Estate Income Trust, Inc. (the “Company”) are to:

(1)             provide incentives to selected Eligible Persons (as defined below) chosen to receive share-based awards because of their ability to improve operations and increase profits of the Company;

(2)             encourage individuals to accept positions with or continue to provide services to the Company, the Business Manager and Affiliates of the Company, as applicable; and

(3)             increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Shares (as defined below).

To accomplish these purposes, this Plan provides a means whereby Eligible Persons may receive Awards.

1.2             Definitions. For purposes of this Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any other Person:  (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Award” means any award of Restricted Shares or Restricted Share Units under this Plan.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Business Management Agreement” shall mean that agreement dated October 18, 2012, by and between the Company and the Business Manager.

“Business Manager” means any entity appointed or contracted with by the Company to be responsible for directing or performing the day-to-day business affairs of the Company.

“Bylaws” means the bylaws of the Company, as amended or restated from time to time.

“Charter” means the charter of the Company, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Inland Real Estate Income Trust, Inc.

“Director” means a person elected or appointed and serving as a member of the Board in accordance with the Charter and the Maryland General Corporation Law.

“Director Shares” has the meaning set forth in Section 6.

“Effective Date” has the meaning set forth in Section 15.

“Eligible Person” has the meaning set forth in Section 2.

“Equity Stock” means all classes or series of stock of the Company authorized under the Charter, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

“Fair Market Value” means with respect to Shares:

(i)               If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal.

(ii)             If the Shares are not listed, their Fair Market Value shall be: (A) the offering price, net of sales commissions and the dealer manager fee, if the Shares are granted before the Company begins calculating the estimated value per share, and (B) the estimated per share value of the Shares as determined in good faith by the Board once the Company begins to estimate value per share.

“Grant Date” has the meaning set forth in Section 5.1(c).

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange or acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Shares.

“Listing” means, in the aggregate, the filing of a Form 8-A (or any successor form) with the Securities and Exchange Commission to register any or all Shares, or the shares of common stock of any of the Company’s subsidiaries, on a national securities exchange or a national market system, the approval of the original listing application related thereto by the applicable exchange and the commencement of trading in the Shares, or the shares of common stock of any of the Company’s subsidiaries, on the exchange.  Upon a Listing, the Shares, or the shares of common stock of the Company’s subsidiaries, shall be deemed “Listed.”  A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of the Shares is securities of another issuer that are listed on a national securities exchange or a national market system; provided, however, that if the merger is effectuated through a wholly-owned subsidiary of the Company, a Listing will not occur until the consideration received by the Company shall be distributed to the holders of the Shares.

“Non-Employee Director” means a person who is a Director, but who is not also an employee or officer of the Company or the Business Manager.

“Participant” means an Eligible Person who is granted an Award.

“Person” means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or other legal or commercial entity.

“Plan” means this Employee and Director Restricted Share Plan.

“REIT” means a real estate investment trust as defined in Section 856 of the Code.

“Restricted Period” has the meaning set forth in Section 5.1(e).

“Restricted Shares” means an Award granted under Section 5.2.

“Restricted Share Unit” means an Award granted under Section 5.3.

“Retainer” has the meaning set forth in Section 6.3.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means the shares of common stock, $.001 par value per share, of the Company, and “Share” means one of those Shares.

“Stockholders” means the holders of shares of the Company’s common stock, $.001 par value per share, or any other Equity Stock having the right to elect Directors.

“Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee, officer or Director of the Company, an employee or officer of the Business Manager or employee, officer or director of any Affiliate of the Company. However, the term “Termination” shall not include a transfer of a Participant from the Company to the Business Manager or any Affiliate of the Company or the Business Manager or vice versa, or from any such Affiliate to another, in each case to another position that would be deemed an Eligible Person under this Plan, or a leave of absence duly authorized by the Company unless the Board has provided otherwise.

SECTION 2.                      ELIGIBLE PERSONS

Every Eligible Person shall be eligible to receive Awards hereunder as determined by the Board in accordance with the terms and conditions of this Plan. “Eligible Person” means any individual who, at or as of the Grant Date, is:

(a)              an employee or officer of the Company or any Affiliate of the Company;

(b)             a Director;

(c)              a director of any Affiliate of the Company; or

(d)             an employee, officer or director of the Business Manager.

SECTION 3.                      SHARES SUBJECT TO THIS PLAN

The total number of Shares that may be issued pursuant to Awards shall not exceed 5.0% of the outstanding Shares on a fully diluted basis at any time. The number of Shares authorized and reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 5.1. If any Shares awarded under this Plan are forfeited for any reason, the number of forfeited Shares shall again be available for purposes of granting Awards under this Plan.

SECTION 4.                      ADMINISTRATION

4.1             Administration. This Plan shall be administered by the Board. Any determinations made and actions taken by the Board with respect to this Plan other than with respect to the granting and setting the terms and conditions of any Awards under this Plan, shall be made by a majority of its members. Other than for Awards granted to Non-Employee Directors under Section 6, any determinations made and actions taken by the Board with respect to the granting and setting the terms and conditions of any Awards under this Plan shall require the approval of at least seventy-five percent (75%) of its members.

4.2             Board’s Powers. Subject to the express provisions of this Plan, the Board shall have the authority, in its sole discretion:

(a)              to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;

(b)             to determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted;

(c)              to determine the number of Shares that shall be the subject of each Award;

(d)             to determine the terms and provisions of each Award (which need not be identical) and, subject to Section 9, any amendments thereto, including provisions defining or otherwise relating to:

(i)               the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;

(ii)             the effect of Termination on an Award;

(iii)           the effect of approved leaves of absence; and

(iv)            how to construe the respective Award Agreements and this Plan.

(e)              to determine the Fair Market Value of Shares;

(f)              to waive any provision, condition or limitation set forth in an Award Agreement;

(g)              to delegate its duties under this Plan to such agents as it may appoint from time to time; and

(h)             to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Board deems appropriate.

The Board, in its sole discretion, may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan. The determinations of the Board on the matters referred to in this Section 4.2 shall be final and conclusive.

4.3             Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

SECTION 5.                      CERTAIN TERMS AND CONDITIONS OF AWARDS

5.1             All Awards. All Awards shall be subject to the following terms and conditions:

(a)              Changes in Capital Structure. If the number of outstanding Shares is increased by means of a stock dividend payable in Shares, a stock split or other subdivision or a reclassification of Shares, then, from and after the record date for such dividend, split, subdivision or reclassification, the number and class of Shares subject to this Plan shall be increased or adjusted, as applicable, in proportion to such increase in outstanding Shares. If the number of outstanding Shares is decreased by means of a reverse stock split or other combination or a reclassification of Shares, then, from and after the record date for such reverse split, combination or reclassification, the number and class of Shares subject to this Plan shall be decreased or adjusted, as applicable, in proportion to such decrease in outstanding Shares.

(b)             Certain Corporate Transactions. In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination, exchange of Shares or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of Shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Board in good faith shall be binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

(c)              Grant Date. Each Award Agreement shall specify the date of issuance of the Award (the “Grant Date”).

(d)             Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times and in such amounts as may be specified by the Board in the applicable Award Agreement.

(e)              Nonassignability of Rights. Awards shall not be transferable during the period or periods set by the Board (the “Restricted Period”) commencing on the Grant Date of such Award, as set forth in the applicable Award Agreement.

(f)              Termination from the Company, the Business Manager or any Affiliate of the Company or Termination of the Business Management Agreement. The Board shall establish, in respect of each Award when granted, the effect of a Termination or, if applicable, the termination of the Business Management Agreement, on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of Termination (such as retirement, death, disability or other factors) or which party effected the Termination.

(g)              Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Laws, and in no event shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.

(h)             Other Provisions. Each Award Agreement may contain such other terms, provisions, legends and conditions not inconsistent with this Plan, as may be determined by the Board.

5.2             Restricted Shares. Restricted Shares shall be subject to the following terms and conditions:

(a)              Grant. The Board may grant one or more Awards of Restricted Shares to any Participant. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the Grant Date and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Board may require to enforce the restrictions applicable thereto.

(b)             Restrictions. Except as specifically provided elsewhere in this Plan or the applicable Award Agreement, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Board may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Board may determine.

(c)              Rights as a Stockholder. Except as provided in this Section 5 and as otherwise determined by the Board, the Participant shall have, with respect to Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such Shares and, subject to and conditioned upon the full vesting of shares of the Restricted Shares, the right to tender such Shares. The Board may, in its sole discretion, determine at the time of grant that the payment of dividends or distributions shall be deferred until, and conditioned upon, the expiration of the applicable Restricted Period.

(d)             Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination or, if applicable, the termination of the Business Management Agreement, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

5.3             Restricted Share Units. Restricted Share Units shall be subject to the following terms and conditions:

(a)              Grant. The Board may grant one or more Awards of Restricted Share Units to any Participant. Each Award of Restricted Share Units represents a bookkeeping entry representing a right granted to a Participant under this Section 5.3 to receive one Share, a cash payment equal to the Fair Market Value of one Share, or a combination thereof, as determined in the sole discretion of the Board. The applicable Award Agreement shall specify the number of Awards to be granted to the Participant, the Grant Date and the restrictions imposed on the Restricted Share Units including the conditions of release, vesting and/or the lapse of such restrictions, and terms relating to settlement of Awards.

(b)             Restrictions. Except as specifically provided elsewhere in this Plan or the applicable Award Agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares (or cash, as applicable) have vested. Furthermore, a Participant’s right, if any, to receive cash or Shares upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. The Board may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Board may determine.

(c)              Rights as a Stockholder. Holders of Restricted Share Units shall have none of the rights of a Stockholder with respect to such Restricted Share Units, or any Shares underlying any Award of Restricted Share Units. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such Shares, or to vote such Shares as the record owner thereof; provided, however, that unless otherwise determined by the Board, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on Shares, on all Restricted Share Units granted to them, (ii) these dividend equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Share dividend payments based on the then Fair Market Value of the Shares thereby increasing the number of Restricted Share Units held by a Participant, and (iii) such dividend equivalents will be paid only to the extent the underlying Awards vest.

(d)             Forfeiture of Restricted Share Units. Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination or, if applicable, the termination of the Business Management Agreement, the Participant shall automatically forfeit all Restricted Share Units still subject to restriction.

(e)              Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in Shares, unless otherwise determined by the Board. The payment of Restricted Share Units shall be made as soon as practicable after vesting (but in any event within two-and-one-half (2.5) months following the calendar year in which vesting occurs), except as otherwise provided in the applicable Award Agreement and unless payment is deferred pursuant to a timely election permitted by the Board in compliance with Code Section 409A.

SECTION 6.                      DIRECTOR SHARES

6.1             Automatic Grant. Without further action of the Board and except as otherwise determined by election of the Board and/or a Non-Employee Director in accordance with a non-qualified deferred compensation program that complies with Code Section 409A, each Non-Employee Director shall receive an Award of Restricted Shares effective on the date of each annual Stockholders’ meeting, or in July of each year if no such meeting is held, in respect of a number of Shares having a Fair Market Value as of the Grant Date equal to Ten Thousand Dollars ($10,000); provided, however, that if the Board and/or a Non-Employee Director makes a timely deferral election under a non-qualified deferred compensation program that complies with Code Section 409A, then in lieu of Restricted Shares, the automatic grant may be in the form of Restricted Share Units. Notwithstanding Section 5.1(c), each such date of receipt of Restricted Shares or Restricted Share Units will be the Grant Date of such Award.

6.2             Vesting. Notwithstanding the provisions of Section 5.1(d), automatic grants of Restricted Shares (or Restricted Share Units, in accordance with a permitted deferral of the automatic grant) to Non-Employee Directors pursuant to Section 6.1 shall vest over a three-year period following the Grant Date in increments of 33-1/3% per annum. Notwithstanding the foregoing, 100% of any then unvested Restricted Shares (or Restricted Share Units, if applicable) issued to Non-Employee Directors pursuant to Section 6.1 shall become fully vested upon the Company’s consummation of a Liquidity Event.

6.3             Election. The Company shall pay to each individual who is a Non-Employee Director an annual fee in the amount set from time to time by the Board (the “Retainer”). Each Non-Employee Director shall be entitled to receive his or her Retainer exclusively in cash, exclusively in unrestricted Shares (“Director Shares”) or any portion in cash and Director Shares, or on such other terms and conditions as may be authorized by the Company and permitted, without penalty, under Code Section 409A. Each Non-Employee Director shall be given the opportunity, during the month in which the Non-Employee Director first becomes a Non-Employee Director, and during each December thereafter, to elect among these choices for the balance of the calendar year (in the case of the election made during the month the Non-Employee Director first becomes a Non-Employee Director) and for the ensuing calendar year (in the case of a subsequent election made during any December). If the Non-Employee Director chooses to receive at least some of his or her Retainer in Director Shares, the election shall also indicate the percentage of the Retainer to be paid in Director Shares. If a Non-Employee Director makes no election during his or her first opportunity to make an election, the Non-Employee Director shall be assumed to have elected to receive his or her entire Retainer in cash.

6.4             Issuance. The Company shall make the first issuance of Director Shares to electing Directors on the first business day following the last day of the full calendar quarter following such election. Subsequent issuances of Director Shares shall be made on the first business day of each subsequent calendar quarter and shall be made to all persons who are Non-Employee Directors on that day, except for any Non-Employee Director whose Retainer is to be paid entirely in cash. The number of Shares issuable to those Non-Employee Directors on the relevant date indicated above shall equal:

(% x R/4)/P, where:

% = the percentage of the Non-Employee Director’s Retainer that the Non-Employee Director elected or is deemed to have elected to receive in the form of Director Shares, expressed as a decimal;

R = the Non-Employee Director’s Retainer for the year during which the issuance occurs; and

P = the Fair Market Value.

SECTION 7.                      SECURITIES LAWS

Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

SECTION 8.                      EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company, the Business Manager or any Affiliate of the Company to terminate any Participant’s employment or status as an officer, director or employee at any time, as applicable, or confer upon any Participant any right to continue in the service of, the Company, the Business Manager or any Affiliate of the Company. Nothing in this Plan shall interfere with the Company’s ability to terminate the Business Management Agreement in accordance with its terms.

SECTION 9.                      AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

The Board may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would substantially impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. The provisions of this Plan relating to Awards for Non-Employee Directors may not be amended more than once each six months. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5.1(a) and 5.1(b) or as otherwise specifically provided herein, no such amendment or other action by the Board shall substantially impair the rights of any Participant without the Participant’s consent. Notwithstanding any provision of the Plan to the contrary, if the Board determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code.

SECTION 10.                   LIABILITY AND INDEMNIFICATION OF THE BOARD

No person constituting, or member of the group constituting, the Board shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Board against, and each person or member of the group constituting the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Charter and Bylaws of the Company.

SECTION 11.                   SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

SECTION 12.                   SECTION 409A OF THE CODE

Awards granted under the Plan are intended to be exempt from Section 409A of the Code. To the extent that the Plan or an Award is not exempt from the requirements of Section 409A of the Code, the Plan and such Award is intended to comply with the requirements of Section 409A of the Code and, in each case, the Plan and Awards shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

SECTION 13.                   WITHHOLDING

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. In addition, on the occurrence of any event with respect to an Award that requires the Company to withhold taxes, the Participant shall make arrangements satisfactory to the Company whereby such taxes may be paid. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by reducing the number of Shares otherwise deliverable or by delivering Shares already owned.

SECTION 14.                   GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SECTION 15.                   EFFECTIVE DATE AND PROCEDURAL HISTORY

This Plan was adopted by the Board on March 21, 2016 (the “Effective Date”), and was subsequently approved by the holders of the Company’s voting shares of common stock on June ____, 2016.

Inland Real Estate Income Trust, Inc.

INLAND REAL ESTATE INCOME TRUST, INC.

REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned stockholder of Inland Real Estate Income Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Roberta S. Matlin and Cathleen M. Hrtanek as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on June 16, 2016, at 10:00 a.m. central time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016, "FOR" THE APPROVAL OF THE EMPLOYEE AND DIRECTOR RESTRICTED SHARE PLAN OF INLAND REAL ESTATE INCOME TRUST, INC. AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.**

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS.

Please mark vote as indicated in this example **X**

1. ELECTION OF DIRECTORS:

		FOR ALL	WITHHOLD ALL
01. LEE A. DANIELS	04. GWEN HENRY	☐	☐
02. STEPHEN L. DAVIS	05. JOANN M. McGUINNESS		
03. DANIEL L. GOODWIN	06. BERNARD J. MICHAEL		
	07. MITCHELL A. SABSHON		

(INSTRUCTION: To withhold authority to vote for any specific nominee(s), mark "For All" and strike a line through that nominee(s') name(s) or number(s) in the list above.)

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.	☐	☐	☐
3. APPROVAL OF THE EMPLOYEE AND DIRECTOR RESTRICTED SHARE PLAN OF INLAND REAL ESTATE INCOME TRUST, INC.	☐	☐	☐

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Date:________________________________, 2016

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